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                                                                    EXHIBIT 23.6

                                     CONSENT

     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-4 as a person who is about to become a director of Pinnacle Global Group, Inc.

October 26, 1999


                                           /s/  GEORGE L. BALL
                                          -------------------------
                                                George L. Ball